EXHIBIT 99.1
12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION
DECLARES CAPITAL GAIN DIVIDEND TO SHAREHOLDERS

DALLAS – February 19, 2013 – The Capital Southwest Corporation (NASDAQ: CSWC) board of directors has declared a cash dividend in the amount of $2.75 per share of common stock.  The dividend is payable on March 28, 2013 to shareholders of record on March 15, 2013.

On January 30, 2013 Capital Southwest Corporation (“CSWC”) announced that Capital Southwest Venture Corporation, a wholly-owned subsidiary of CSWC (“CSVC”) sold its 9,317,310 shares of common stock of Heelys, Inc. (“Heelys”) to Sequential Brands Group, Inc. (“Sequential”) pursuant to the merger of Heelys into a wholly-owned subsidiary of Sequential (the “Merger”). The Merger closed on January 24, 2013.

The sale of CSVC’s 9,317,310 shares of Heelys’ common stock generated cash proceeds of $20,963,948 and a capital gain of $20,861,458 or $5.49 per share, based on the 3,800,393 shares of issued and outstanding shares of CSWC.  The CSWC Board has approved a partial distribution of the capital gain proceeds, in the amount of $2.75 per share or approximately $10,451,000.

As a regulated investment company CSWC has the option to retain capital gain proceeds, pay the related taxes and pass along a tax credit to its shareholders or distribute all or part of the capital gain proceeds to its shareholders, who will then pay the related taxes on the distribution.  CSWC may make distributions anytime during the tax year ending December 31, 2013.

About Capital Southwest Corporation
Since Capital Southwest was formed in 1961, we have always sought to invest in companies with strong management teams and sound financial performance. As a public company, we are fortunate to have the flexibility to hold investments indefinitely. It is our dedication to this patient investment strategy that enables our portfolio companies to achieve their full potential. Visit our website www.capitalsouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:	Gary L. Martin or Tracy L. Morris 972-233-8242
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